                                                                  Exhibit 3.2(d)
                                     BYLAWS

                                       of

                        OMC RECREATIONAL BOAT GROUP, INC.



                                    ARTICLE I

                                    Location

                  Section 1. The principal office of the corporation shall be located in the City of Wilmington, New Castle County, Delaware.

                  Section 2. The corporation shall have such other offices, either in or outside of the State of Delaware, as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer shall from time to time direct.

                                   ARTICLE II

                                  Stockholders

                  Section 1. The Board of Directors shall determine the place, which may be in or outside of the State of Delaware, for holding any meeting of the stockholders of the corporation.

                  Section 2. No change of the time or place for the annual meeting for the election of Directors shall be made within 60 days of the day on which such election is to be held unless required by law. If any change is required, notice of such change shall be given by the Secretary of the corporation to each stockholder entitled to notice thereof no less than 20 days before such election is to be held.

                  Section 3. The annual meeting of stockholders shall be held on the third Thursday in January in each year, if not a holiday. If such day is a holiday, the meeting shall be held on the first day thereafter that is not a holiday, Saturday or Sunday or at such time, which shall not be more than 30 days from the date of the original meeting or the immediately preceding adjournment, as may be set by the Board of Directors. At the annual meeting, the stockholders shall elect Directors and transact such other and proper business as may come before the meeting.

                  Section 4. Special meetings of stockholders, for any purpose other than the election of Directors, may be held at such time, on such date and at such place as shall be specified in the notice of such meeting. Special meetings of stockholders may be called by the Chairman of the Board, the President, or by three-quarters of the Board of Directors.

                  Section 5. The holders of a majority of the shares of common stock entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of stockholders. A majority of the quorum shall decide any matter properly brought before the meeting, except as may otherwise be required by these Bylaws, by the Certificate of Incorporation or by statute. If a quorum is not present at any such meeting, a majority of those stockholders present, in person or by proxy, shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting, any business may be transacted which might have been transacted at the original or immediately preceding adjourned meeting.


                  Section 6. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy or other writing, duly executed by a stockholder, provided such proxy or other writing is not dated more than 3 years prior to said meeting, unless such proxy specifically provides for a longer period. Execution of such proxy or other writing may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such proxy or other writing or causing his or her signature to be affixed to such proxy or other writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorized another person(s) to act for him as proxy or other writing by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or other writing or to a proxy or other writing solicitation firm, proxy or other writing support service organization or like agent duly authorized by the person who will be the holder of the proxy or other writing to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the proxy or other writing or transmission created pursuant to the above may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original proxy or other writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or other writing or transmission.

                  Section 7. Written notice of each annual or special meeting of stockholders shall be prepared and mailed by or shall be caused to be prepared and mailed by the Secretary of the corporation. These notices shall be mailed to the address of each stockholder as it appears on the books and records of the corporation as of the record date for such meeting. The notice for any annual meeting shall be mailed no less than 10 days and no more than 60 days before the meeting. The notice for any special meeting shall be mailed no less than 10 days and no more than 60 days before such special meeting, and shall state the purpose or purposes of such meeting. In no event shall any irregularity in such notice affect the validity of any annual meeting of stockholders or any proceeding at any such meeting duly constituted.

                  Section 8. The Chairman of the Board shall act as chairman at all meetings of stockholders. In the absence of the Chairman of the Board, the President shall preside. In the absence of the President, a Vice President, as designated by the Board of Directors, shall preside and, in the absence of any such designation, a Vice President, in the order of seniority as Vice President, shall preside. In the absence of any Vice President, the Board of Directors shall designate any other Director, officer or employee of the corporation to preside at such meetings. The Secretary shall act as secretary at all stockholders and Directors meetings, and, upon request, at the meetings of the committees of the Board of Directors. In the absence of the Secretary, the Board of Directors may designate an Assistant Secretary to act as secretary at such meetings and, in the absence of any such designation, an Assistant Secretary, in order of seniority as Assistant Secretary, shall act as secretary at such meetings.

                  Section 9. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more Inspectors of Election ("Inspectors") to act at the meeting and make a written report thereof. If Inspectors are not so appointed or if any person so appointed fails to appear, the Chairman of the meeting may appoint one or more Inspectors to act at the meeting. Each Inspector shall, before undertaking to perform the duties of an Inspector, take and sign an oath to execute the duties of Inspector faithfully, honestly and impartially, according to the best of such Inspector's skill and ability. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or other writings purporting to vote, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls. The Inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, shall receive vote, ballots or consents, shall hear and determine all challenges and questions arising in connection with the right to vote, shall count and tabulate all votes, ballots or consents, certify their determination of the number of shares represented at the meeting and perform such acts as are proper to conduct the election or vote with fairness to all stockholders and. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, and information provided in accordance with Article II, Section 6 of these Bylaws, ballots and the regular books and records of the Company, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors at the time they make their certification pursuant to this Section 9 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the Inspectors belief that such information is accurate and reliable.

                  Section 10. At any annual meeting of stockholders, only that business which is properly brought before the meeting shall be conducted. To be properly brought before the meeting, such business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the meeting by the Board of Directors or by a stockholder. For a stockholder to properly bring business before the meeting, the stockholder must have given written notice thereof; such notice to be received by the Secretary, Outboard Marine Corporation, at the corporation's principal executive offices, no less than 60 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders. The notice must contain a brief description of the business intended to be brought before the meeting, the stockholder's name and address, the class and number of shares the stockholder beneficially owns and a description of any material interest the stockholder has in the corporation. If the corporation provides less than 30 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely received the stockholders' notice must be received by the Secretary no later than the close of business on the tenth day after that notice was mailed to stockholders or public disclosure of the notice was made.

                  Section 11. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholders of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days following the receipt of such a request, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


                                   ARTICLE III

                                    Directors

                  Section 1. The general management and control of the business and property of the corporation shall be vested in the Board of Directors, subject to any restrictions imposed upon them by these Bylaws, by the Certificate of Incorporation or by statute.

                  Section 2. The Board of Directors shall have the power to fix the compensation of its members and shall provide for the payment of the expenses of the Directors attending meetings of the Board of Directors and of any committee of the Board.

                  Section 3. There shall be three (3) members on the Board of Directors. The election and term of office of each Director shall be in accordance with the provisions of Article FOURTEENTH of the Certificate of Incorporation.

                  Section 4. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of Directors. If a quorum is not present, a majority of those present may adjourn the meeting. The act of a majority of the Directors present at any meeting shall be the act of the Board of Directors, except as provided by these Bylaws, by the Certificate of Incorporation or by statute.

                  Section 5. Any action required or permitted to be taken at any meeting of the Board of Directors or committee of the Board may be taken without a meeting, if all members of the Board of Directors or the committee, as the case may be, shall consent in writing, and such writing is filed with the minutes of the Board of Directors or the committee, as the case may be.

                  Section 6. In the event of any vacancy in the Board of Directors for any reason other than an increase in the number of Directors, a majority of the Directors then in office, or if only one director remains, that director, may elect a successor to fill any such vacancy. In the case of any vacancy due to an increase in the number of Directors, a majority of the Directors then in office may elect to fill such vacancy. The successor Director shall serve for the unexpired term of the vacant directorship.

                  Section 7. The Board of Directors shall meet to elect the officers of the corporation as promptly as practical after the adjournment of the annual meeting of stockholders. Other meetings of the Directors may be held at such time, on such date and in such place as the Board of Directors may from time to time direct. Special meetings of the Directors may be called at any time by the Chairman of the Board, the President or the written request of two-thirds of the Directors then in office. The Secretary shall give notice to the Directors of the time, date and place of each such meeting no less than 3 days prior to any such meeting. The notice shall be sent to the last known address of each such director as shown on the corporation's books and records. Any Director may waive, before or after any meeting, notice of such meeting.

                  Section 8. The Board of Directors may, by a resolution passed by a majority of the entire Board of Directors, designate such committee or committees of the Board as it deems necessary or appropriate. Each committee shall consist of two or more Directors. In the absence or disqualification of a member of any committee, the member or members present at any meeting and not disqualified from voting may unanimously appoint another director to act at the meeting in place of such absent or disqualified member. Each committee shall have such power and authority as may be provided in a resolution of the Board of Directors, except that no committee shall have the power or authority to amend the Certificate of Incorporation or the Bylaws, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets or recommend to the stockholders a dissolution of the corporation or revocation of a dissolution; and, unless the resolution, bylaws or certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of shares of stock (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law ("DGCL"), as amended, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of the stock of the corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series) or to adopt a certificate of ownership and merger.

                  Section 9. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not less than 60 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (a) as to each person who the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934 or any successor rule thereto; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder as of the record date for such meeting. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation.

                  Section 10. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the presiding officer at such meetings shall be chosen pursuant to Article II,
Section 8 of these Bylaws.

                  Section 11. Members of the Board of Directors or any Committee designated by the Board may participate in a meeting of the Board or such Committee by means of telephone or similar communications equipment provided that all Directors participating in such meeting can hear each other. Participation in such a telephone meeting shall constitute presence in person at such meeting.


                                   ARTICLE IV

                                    Officers

                  Section 1. The Board of Directors shall elect a Chairman of the Board, one or more Vice Presidents, a General Counsel, a Secretary and a Treasurer or such other officers as may be designated by the Board of Directors, and may appoint certain other officers of the corporation. Each officer shall have such power and authority as may be prescribed by the Board of Directors or as may be specified by these Bylaws, by the Certificate of Incorporation or by statute. Any 2 offices, except that of President and Vice President, may be held by the same person at the same time.

                  Section 2. Except where otherwise expressly provided in a contract duly authorized by a majority of the Board of Directors, all officers elected or appointed by the Board shall hold office until the annual meeting of stockholders held next after such election or appointment and until his successor shall have been duly chosen and qualified or until such officer shall have resigned or shall have been removed. All appointed officers and agents of the corporation shall be subject to removal at any time by a majority of the Board of Directors with or without cause. All officers elected by the Board of Directors shall be subject to removal with or without cause at any time by two-thirds of the Directors then in office. Any vacancy occurring in any office shall be filled by the vote of a majority of the Directors then in office. Notwithstanding the foregoing, any such removal shall be without prejudice to such officer's contractual rights.

                  Section 3. The Chairman of the Board may be the Chief Executive Officer and shall be primarily responsible for formulating and carrying into effect the Corporation's missions, goals, objectives and strategies, for managing the Corporation's financial condition and results of operations and shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers, authority and duties as the Board of Directors may assign to such office.

                  Section 4. The President may be the Chief Executive Officer and the Chief Operating Officer. The President shall be primarily responsible for the day-to-day operation of the Corporation and shall ensure that all orders and resolutions of the Board of Directors are carried into effect, except with respect to any specific authority as the Board of Directors may grant to any other officer or agent of the Corporation. The President shall have such other powers, authority and duties as the Board of Directors or the Chief Executive Officer may assign to such office.

                  Section 5. The Vice President, or any one of them as may be designated by the Board of Directors, shall, in the absence of the President, have the power and perform the duties of the President, as long as such absence continues. The Vice President, or Vice Presidents, shall have such other powers and duties as the Board of Directors may assign to such office.

                  Section 6. The General Counsel shall be the chief legal officer of the corporation. He shall have active overall management and oversight of and have responsibility for, and manage, all of the legal affairs of the corporation and, to the extent such General Counsel deems appropriate, its subsidiaries. It shall be the General Counsel's duty to employ all other counsel on behalf of the corporation and to provide the corporation with counsel and advice on all legal matters affecting the corporation. The General Counsel shall supervise the activities of the Secretary and shall have such other powers and duties as may be assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, the General Counsel shall affix the seal of the corporation to any instrument requiring same.

                  Section 7. The Secretary shall attend all meetings of the Board of Directors and the stockholders, and of the committees upon request, and shall act as clerk of such meetings. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors, as required by the Chairman of the Board, the President or these Bylaws. The Secretary shall have such other powers and duties as may be assigned by the Board of Directors or the General Counsel. The Secretary shall keep the seal of the corporation in safe custody and he shall affix said seal to any instrument requiring same.

                  Section 8. The Treasurer shall be the custodian of all of the funds and securities of the corporation. The Treasurer shall have the power, in the regular performance of the duties of the Treasurer, to endorse for collection, on behalf of the corporation, checks, notes and other obligations, and shall deposit or shall cause to be deposited, all such checks, notes or other obligations in such bank or banks or depository or depositories as the Board of Directors may designate. The Treasurer shall have such other powers and duties as the Board of Directors may assign to such office.

                  Section 9. The Controller shall be the principal accounting officer of the corporation. He shall enter regularly in the books of the corporation, to be kept by him for that purpose, a full and accurate account of all monies received and paid by or for the account of the corporation, and all other financial and related transactions of the corporation. The Controller shall at all reasonable times exhibit his books and accounts to any Director of the corporation upon application at the offices of the corporation during business hours. Whenever required by the Board of Directors, the Controller shall render a statement of his accounts, and he shall have such other powers and duties specified by the Board of Directors as it may from time to time deem necessary or appropriate.

                  Section 10. The Board may appoint one or more Assistant Secretaries and prescribe such powers and duties as it may deem necessary and appropriate. In the absence of the Secretary, the Board of Directors may designate an Assistant Secretary or a Secretary pro tempore to assume the powers and duties of the Secretary so long as such absence continues.

                  Section 11. The Board may appoint one or more Assistant Treasurers, with such powers and duties then specified, and as it may from time to time deem necessary or appropriate.

                  Section 12. The Board may appoint one or more Assistant Controllers, with such powers and duties then specified, and as it may from time to time deem necessary or appropriate.

                  Section 13. The Board of Directors may appoint such other assistant officers, with such powers and duties then specified, as it may from time to time deem necessary or appropriate.

                  Section 14. The Board of Directors may, by resolution, require any and all of the officers of the Corporation, and any and all employees of the Corporation, to give bond in such sum and with such sureties as shall be satisfactory to the Board of Directors for faithful performance of the duties of their respective offices of employment.

                  Section 15. Officers of the Corporation are not required to be employees of the Corporation.

                                    ARTICLE V

                                      Stock

                  Section 1. Certificates for shares or certificates representing rights with respect to the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. Each certificate shall be numbered in order of its issue, and shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, or by a printed or engraved facsimile of such signatures and may be sealed with the seal of the corporation or by a printed or engraved facsimile of such seal. The certificate shall be countersigned by a Transfer Agent and registered by a Registrar, both of which shall be designated by the Board of Directors. The countersignature of the Transfer Agent may be a printed or engraved facsimile of such countersignature. The stock records shall be kept by a Transfer Agent or by Transfer Agents or by the Secretary or by such other agent as may be designated by the Board of Directors.

                  Section 2. The shares of the capital stock of the corporation shall be transferable on the records of the corporation only by the person in whose name such shares appear or by such person's duly authorized attorney, upon surrender of the certificate representing such transferred shares, properly endorsed. The Board of Directors may make such additional rules and regulations with respect to the issue, transfer or registration of the shares of the capital stock of the corporation as it deems necessary or appropriate.

                  Section 3. In case of loss or destruction of a certificate of the capital stock of the corporation, a new certificate replacing such lost or destroyed certificate shall be issued provided the Secretary, or the Secretary's agent, after receiving satisfactory proof of loss or destruction and of the posting of satisfactory indemnity bond or otherwise, has approved such replacement.

                  Section 4. The corporation shall be entitled to treat the holder of record of any share of its capital stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                   ARTICLE VI

                            Execution of Instruments

                  Section 1. All documents, instruments or other writings to be signed on behalf of the Corporation shall be signed, executed, verified or acknowledged by such officer, employee or agent of the corporation as may be authorized by the Board of Directors.

                  Section 2. All certificates made on behalf of the corporation shall be made by the Secretary or an Assistant Secretary or such other officer or officers or person as the Board of Directors may from time to time designate.


                                   ARTICLE VII

                                 Indemnification

                  Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is, was or had agreed to become a director of the corporation or was or had agreed to become an officer of the corporation (but with respect to such officers and persons agreeing to become officer only as to proceedings occurring after a Change of Control, as defined herein, arising out of acts, events or omissions occurring prior to such Change of Control) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent permitted under DGCL, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, that except as explicitly provided herein, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if authorization for such proceeding (or part thereof) was not denied by the Board of Directors of the corporation prior to the earlier of (i) 30 days after receipt of notice thereof from such person of

(ii) a Change of Control, as defined herein. For purposes of this Article, a "Change in Control of the corporation" shall be deemed to have occurred if (i) any "Person" (as is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes (except in a transaction approved in advance by the Board of Directors of the Corporation) the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the corporation representing 20% or more of the combined voting power of the corporation's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the corporation cease for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Unless a court interpreting Delaware law shall rule otherwise, this paragraph shall be deemed to entitle all persons described herein requesting indemnification covered hereby to such indemnification without the determination provided for below, provided that if such a determination is required, such a determination shall be deemed to have occurred unless within 60 days of a request for indemnification by the corporation a determination is made as provided below that such indemnification is not proper in the circumstances because such person has not met the necessary standard of conduct. If a determination is required and one of the three parties listed below shall make a determination that a person is entitled to indemnification under these by-laws, then a later decision by another party of the parties listed below that such person is not so entitled shall be of no effect and shall not work to deny such person indemnification. A determination shall be made, if required hereunder or by law, (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion or (iii) by the stockholders. If there is a Change in Control of the corporation (as defined above), then with respect to all matters thereafter arising out of acts, omissions or events prior to the Change of Control of the corporation concerning the rights of any director or officer seeking indemnification under this Article whose request for indemnification has been denied by one of the parties listed above, such person shall be entitled to have such decision redetermined as provided below if such person so requests within 120 days of his or her being informed of the initial denial of indemnification by the corporation (unless the initial determination had been by the procedure outlined below), and the corporation shall have the issue redetermined by special, independent counsel selected by such person and approved by the corporation (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the corporation or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the corporation (whether or not they were affiliates when services were so performed)("Independent Counsel"). Unless such person has theretofore selected Independent Counsel pursuant to this Section 1 and such Independent Counsel has been approved by the corporation, the firms approved by a resolution or resolutions of the Board of Directors prior to a Change in Control of the corporation shall be deemed to have been approved by the corporation as required. Such Independent Counsel shall determine within 60 days whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the corporation and such person to such effect. If such Independent Counsel is engaged by the corporation, the corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Article or its engagement pursuant hereto.

                  Section 2. Expenses. Expenses, including attorneys' fees, incurred by a person referred to in Section 1 of this Article in defending or otherwise being involved in a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such undertaking shall provide that if the person to whom the expenses were advanced has commenced proceedings in a court of competent jurisdiction to secure a determination that he or she should be indemnified by the corporation, such person shall not be obligated to repay the corporation during the pendency of such proceeding.

                  Section 3. Right of Claimant to Bring Suit. If a claim under
Section 1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation or if expenses pursuant to
Section 2 hereof have not been advanced within 10 days after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. (If the claimant is successful in such suit or any other suit to enforce a right for expenses or indemnification against the corporation or any other party under any other agreements, in whole or in part, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct required under the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

                  Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statue, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

                  Section 5. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.

                  Section 6. Contractual Nature. The provisions of this Article shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article or any repeal of modification of the DGCL or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article with regard to acts, omissions or events arising prior to such repeal or modification.

                  Section 7. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorney's fees), judgements, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.


                                  ARTICLE VIII

                                   Amendments

                  Section 1. The power to adopt, make, amend, alter, change or repeal the Bylaws of the corporation, including the power to increase or decrease the number of directors, may, except as otherwise provided by these Bylaws, the Certificate of Incorporation or by statute, be exercised by a majority of stockholders or by a majority of the Board of Directors, and the stockholders shall have the right to amend, alter, change or repeal any Bylaw which may be adopted by the Board of Directors.

                  Section 2. The power to amend, alter, change or repeal Article II, Sections 4 and 10, Article III, Sections 3, 7 and 9, Article VII and this
Article VIII may be exercised only by two-thirds of the stockholders or by two-thirds of the then current Board of Directors.


                                   ARTICLE IX

                                  Miscellaneous

                  Section 1. The corporate seal of this corporation shall be in such form as may be designated by the Board of Directors.

                  Section 2. The fiscal year of the corporation shall begin on the first day of October of each year.

                  Section 3. The Board of Directors shall have the power to, from time to time, amend, alter, repeal or otherwise change the pension or welfare benefit plans of the corporation, in part or in their entirety, including, but not limited to, increasing the benefits paid or payable to the participants therein upon a Change in control of the corporation. For purposes of this Article, a "Change in Control of the corporation" shall be as defined in
Section 1 of Article VII.